AMENDMENT NO. 1 TO THE

INDEPENDENT CONTRACTOR AGREEMENT

THIS AMENDMENT NO. 1 to the Independent Contractor Agreement (the “Agreement”) is effective as of May 9, 2017 and is by and between PROVECTUS BIOPHARMACEUTICALS, INC., a Delaware corporation (the “Company”) and BRUCE HOROWITZ, a California citizen (the “Contractor”). Collectively the Company and the Contractor shall be referred to herein as “the Parties.”

WHEREAS, the Company previously entered into the Agreement effective April 19, 2017; and

WHEREAS, the Company and the Contractor wish to amend certain terms of the Agreement.

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, it is agreed:

1.       Amendments.

(d)	Payment for Services is hereby deleted in its entirety and insert in lieu thereof the following:

For services rendered under this Agreement, Contractor shall receive $125 per hour, up to a maximum of $20,000 per calendar month. Invoices indicating payment and expenses owed shall be submitted to the Company bi-weekly. Payment shall be made to Capital Strategists, LLC within 7 days following the Company’s receipt of each such invoice, unless there is a bona fide dispute over the amount or other terms of an invoice, in which case the Company shall pay the undisputed amount only.

2.       Reaffirmation. Other than as set forth in this Amendment, the Agreement remains in full force and effect. This Amendment contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between the Parties, written or oral, respective the subject matter hereof. If there is any conflict between the terms and provision so this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.

3.       Governing Law. This Amendment will be governed by and construed under the laws of the State of Tennessee without regard to any conflicts of law principles that would require the application of any other law.

[Signatures contained on the following page.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement or caused this Agreement to be executed on this 9th day of May, 2017.

Bruce Horowitz

/s/ Bruce Horowitz
Contractor

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Timothy C. Scott, Ph.D.

Title:	President

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